Exhibit 99.1

UNDER ARMOUR REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2026 RESULTS; PROVIDES INITIAL FISCAL 2027 OUTLOOK

BALTIMORE, May 12, 2026 – Under Armour, Inc. (NYSE: UAA, UA) today announced unaudited financial results for the fourth quarter and full-year fiscal 2026, which ended March 31, 2026. Results are reported in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). References to “constant currency” and “adjusted” results are non-GAAP financial measures; reconciliations are provided below.

“Our fiscal 2026 performance reflects the ongoing intentional steps we're taking to reset the business and restore the discipline required to operate as a best-in-class brand,” said Kevin Plank, President and CEO of Under Armour. “Over the past two years, we’ve addressed structural and macro challenges head-on while elevating our product strategy. We're streamlining our operating model and increasing accountability in execution, driving a more controlled and predictable business.”
Plank continued, “As our topline stabilizes in fiscal 2027, we are applying the same rigor that is strengthening our product engine to our storytelling capabilities. Building world-class, modern marketing excellence is now our highest priority that we believe will accelerate consumer demand and help reshape Under Armour’s profit profile.”

Fourth Quarter Fiscal 2026 Review
•Revenue decreased 1 percent to $1.2 billion (down 4 percent constant currency).
–North America revenue declined 7 percent to $641 million, while international revenue increased 10 percent to $539 million (up 3 percent constant currency). Within international markets, EMEA revenue increased 7 percent (down 1 percent constant currency), Asia-Pacific increased 13 percent (up 8 percent constant currency), and Latin America increased 22 percent (up 8 percent constant currency).
–Wholesale revenue decreased 3 percent to $748 million and direct-to-consumer (DTC) revenue increased 5 percent to $406 million. Within DTC, owned-and-operated store revenue grew 8 percent, and eCommerce revenue was flat, representing 35 percent of total DTC revenue for the quarter.
–By category, apparel revenue was flat at $778 million, footwear was flat at $282 million, and accessories grew 2 percent to $94 million.
•Gross margin declined 470 basis points to 42.0 percent, primarily due to higher tariffs, as well as higher product costs, pricing headwinds, and unfavorable regional mix, partially offset by foreign exchange gains and favorable channel mix. Excluding restructuring impacts, adjusted gross margin declined 360 basis points to 43.1 percent.
•Selling, general and administrative (SG&A) expenses decreased 15 percent to $518 million, primarily reflecting lower marketing spend due to timing shifts, with most prior-year spending occurring in the second half, along with lower incentive compensation and overall expense management. Excluding $15 million in transformation expenses related to the Fiscal 2025 Restructuring Plan, adjusted SG&A declined 14 percent to $503 million.
•Restructuring charges totaled $8 million.
•Operating loss was $34 million. Excluding transformation and restructuring charges, adjusted operating income was $3 million.

•Net loss was $43 million. Adjusted net loss was $11 million, which excludes transformation and restructuring charges.
•Diluted loss per share was $0.10; adjusted diluted loss per share was $0.03.
•Inventory decreased 3 percent to $915 million.
•Liquidity: Cash and cash equivalents totaled $309 million at quarter-end. The company also held $605 million in restricted investments designated for the repayment of its senior notes due in June 2026. At quarter-end, $200 million of borrowings were outstanding under its $1.1 billion revolving credit facility.

Full Year Fiscal 2026 Review
•Revenue decreased 4 percent to $5.0 billion (down 5 percent constant currency).
–North America revenue decreased by 8 percent to $2.9 billion, while international revenue grew by 4 percent to $2.1 billion (flat constant currency). Within the international business, revenue increased 9 percent in EMEA (up 3 percent constant currency), declined by 5 percent in Asia-Pacific (down 6 percent constant currency), and increased 9 percent in Latin America (up 6 percent constant currency).
–Wholesale revenue decreased 5 percent to $2.8 billion, and DTC revenue declined 2 percent to $2.1 billion. Revenue from owned and operated stores increased 1 percent, while eCommerce revenue decreased 7 percent, and accounted for 33 percent of the total DTC business for the year.
–Apparel revenue decreased 2 percent to $3.4 billion; footwear revenue declined 11 percent to $1.1 billion, and accessories revenue increased 1 percent to $414 million.
•Gross margin decreased 240 basis points to 45.5 percent, primarily due to higher tariffs, with smaller headwinds from pricing, higher product costs, and unfavorable channel and regional mix, partially offset by positive foreign currency impacts and favorable product mix. Excluding restructuring impacts, adjusted gross margin declined 220 basis points to 45.7 percent.
•SG&A expenses declined 12 percent to $2.3 billion. Adjusted SG&A expenses decreased 5 percent to $2.2 billion, which excludes $99 million in litigation reserve expense and approximately $31 million in transformation costs related to our Fiscal 2025 Restructuring Plan.
•Restructuring charges were $128 million.
•Operating loss was $163 million. Excluding the company's litigation reserve expense, transformation expenses, and restructuring charges, adjusted operating income was $107 million.
•Net loss was $496 million, which included a $247 million valuation allowance on its U.S. federal deferred tax assets. Adjusted net income was $50 million, which excludes the litigation reserve expense, transformation and restructuring charges, and the valuation allowance.
•Diluted loss per share was $1.16. Adjusted diluted earnings per share was $0.12.

Fiscal 2025 Restructuring Plan
In the fourth quarter, the company recorded $8 million in restructuring charges, $13 million of restructuring in cost of goods sold, and $15 million in transformation-related SG&A expenses, for a total of $36 million under its Fiscal 2025 Restructuring Plan. To date, the company has incurred $261 million in total restructuring and transformation costs, slightly above its previous expectation of $255 million, including $109 million in cash and $152 million in non-cash charges. Following a comprehensive review, the company is initiating a targeted extension of the plan, bringing total program costs to approximately $305 million. The company expects the plan to be substantially complete by December 31, 2026.

Fiscal 2027 Outlook
Compared with fiscal 2026, key highlights of the company’s fiscal 2027 outlook include:
•Revenue is expected to decline slightly year over year, with a low single-digit decrease in North America partially offset by low single-digit growth in EMEA and Asia-Pacific.
•Gross Margin is expected to increase 220 to 270 basis points versus last year's gross margin. Approximately 150 basis points of this improvement is driven by an assumed reversal of International Emergency Economic Powers Act ("IEEPA") tariff costs expensed in fiscal 2026. Excluding this benefit, gross margin improvement reflects pricing actions and a more favorable channel mix, partially offset by higher tariff rates currently in place, along with supply chain headwinds related to the Middle East conflict.
•Including the additional transformation expenses related to the Fiscal 2025 Restructuring Plan, SG&A expenses are expected to decrease at a low single-digit rate. Excluding the transformation expenses, adjusted SG&A is expected to increase at a low single-digit rate. This increase reflects normalization of reduced prior year incentive compensation and benefit costs as part of the company's tariff mitigation strategy, as well as incremental marketing investment to strengthen the brand as the business stabilizes, while maintaining disciplined cost control.
•Operating income is expected to be in the range of $96 million to $116 million. Excluding expected transformation expenses and restructuring charges, adjusted operating income is anticipated to be $140 million to $160 million. This adjusted operating income includes an approximate $70 million benefit from the assumption that refunds from prior year IEEPA tariff expenses are realized, approximately $35 million of headwinds from the conflict in the Middle East, and approximately $30 million of incremental marketing investments.
•Diluted loss per share is expected to range from breakeven to $0.04. Excluding anticipated transformation expenses and restructuring charges, adjusted diluted earnings per share is expected to range from $0.08 to $0.12, reflecting continued investment and external cost pressures, partially offset by the benefit of tariff-related refunds. This also incorporates an anticipated effective tax rate considerably higher than the prior year, due to unfavorable regional mix and profitability.

Conference Call and Webcast
Under Armour will hold its fourth-quarter fiscal 2026 conference call today at approximately 8:30 a.m. Eastern Time. The call will stream live at https://about.underarmour.com/investor-relations/financials and will be available for replay approximately three hours after the live event.

Non-GAAP Financial Information
This press release discusses “constant currency” and "adjusted" results, as well as the company’s "adjusted" forward-looking estimates for the fiscal year ending March 31, 2027. Management believes this information is valuable for investors seeking to compare the company’s operational results across periods, as it provides clearer insight into underlying performance by excluding these impacts. Constant currency financial data removes fluctuations caused by foreign currency exchange rates. Adjusted financial measures exclude the effects of the company’s litigation reserve expense (and related insurance recoveries) and the company’s Fiscal 2025 Restructuring Plan, its associated charges, and related tax effects, as well as the valuation allowance against its U.S. federal deferred tax assets. Management states that these adjustments are not essential to the company’s core operations. The reconciliation of non-GAAP figures to the most directly comparable GAAP financial measure is included in the supplemental financial information accompanying this release. All per-share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be viewed in isolation; they should be considered alongside the company’s reported results prepared in accordance with GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similar measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., based in Baltimore, Maryland, is a global performance brand committed to empowering athletes everywhere. Since 1996, the company has advanced how athletes train, compete, and recover through innovative apparel, footwear, and accessories. In partnership with elite athletes and game changers, Under Armour is shaping the future of sport and inspiring those who strive for more. Learn more at http://about.underarmour.com.
Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, plans, strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, such as statements regarding our share repurchase program, future financial condition or results of operations, growth prospects and strategies, potential restructuring efforts (including the scope, anticipated charges and costs, the timing of these measures, and the anticipated benefits of our restructuring initiatives), expectations related to promotional activities, freight, product cost pressures, foreign currency effects, the impact of global economic conditions (including changes in trade policy and inflation) on our results of operations, liquidity and use of capital resources, expectations related to tariffs, the development and introduction of new products, the execution of marketing strategies, benefits from significant investments, and impacts from litigation or other proceedings. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential,” or the negative of these terms or other comparable terminology. The forward-looking statements in this press release reflect our current views about future events. They are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe the expectations reflected in the forward-looking statements are reasonable, they are inherently uncertain. We cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Several important factors could cause actual results to differ materially from those indicated by these forward-looking statements, including, but not limited to: changes in general economic or market conditions (such as rising inflation and potential impacts of changes and uncertainties related to government fiscal, monetary, tax and trade policies) that could influence overall consumer spending or our industry; the impact of global events beyond our control, including military conflicts, public health events, and the effects of changes in the global trade environment, such as the imposition of new tariffs and countermeasures thereto, on our profitability; increased competition that may cause us to lose market share, lower product prices, or significantly increase marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and supply chain (including labor); our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business; changes in the financial health of our customers; our ability to effectively develop and launch new, innovative products and engage our consumers; our ability to accurately forecast consumer shopping and preferences and consumer demand for our products and to effectively manage our inventory; our ability to successfully execute any restructuring plans and achieve expected benefits; loss of key customers, suppliers, or manufacturers; our ability to further expand our business globally and drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to effectively market and maintain a positive brand image; our ability to successfully manage or achieve expected outcomes from significant transactions and investments; our ability to attract key talent and retain the services of our senior management and other key employees; our ability to effectively meet regulatory requirements and stakeholder expectations with respect to sustainability and social matters; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation, or application of our global operating and financial reporting information technology system; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations; risks related to data security or privacy breaches; and our potential exposure to and the financial impact of litigation and other proceedings. The forward-looking statements here reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect unanticipated events.

# # #

Under Armour Contact:
Lance Allega
Senior Vice President, Finance & Capital Markets
(410) 246-6810
LAllega@underarmour.com

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,				Year Ended March 31,
	2026	% of Net Revenues	2025	% of Net Revenues	2026	% of Net Revenues	2025	% of Net Revenues
Net revenues	$1,171,161	100.0%	$1,180,583	100.0%	$4,966,370	100.0%	$5,164,310	100.0%
Cost of goods sold	679,123	58.0%	629,801	53.3%	2,707,512	54.5%	2,689,566	52.1%
Gross profit	492,038	42.0%	550,782	46.7%	2,258,858	45.5%	2,474,744	47.9%
Selling, general and administrative expenses	517,734	44.2%	607,133	51.4%	2,294,251	46.2%	2,601,991	50.4%
Restructuring charges	8,005	0.7%	15,726	1.3%	127,719	2.6%	57,969	1.1%
Income (loss) from operations	(33,701)	(2.9)%	(72,077)	(6.1)%	(163,112)	(3.3)%	(185,216)	(3.6)%
Interest income (expense), net	(8,740)	(0.7)%	(3,321)	(0.3)%	(30,288)	(0.6)%	(6,115)	(0.1)%
Other income (expense), net	(55)	—%	(4,718)	(0.4)%	(7,276)	(0.1)%	(13,431)	(0.3)%
Income (loss) before income taxes	(42,496)	(3.6)%	(80,116)	(6.8)%	(200,676)	(4.0)%	(204,762)	(4.0)%
Income tax expense (benefit)	866	0.1%	(12,198)	(1.0)%	294,752	5.9%	(2,890)	(0.1)%
Income (loss) from equity method investments	(28)	—%	461	—%	(215)	—%	605	—%
Net income (loss)	$(43,390)	(3.7)%	$(67,457)	(5.7)%	$(495,643)	(10.0)%	$(201,267)	(3.9)%

Basic net income (loss) per share of Class A, B and C common stock	$(0.10)		$(0.16)		$(1.16)		$(0.47)
Diluted net income (loss) per share of Class A, B and C common stock	$(0.10)		$(0.16)		$(1.16)		$(0.47)
Weighted average common shares outstanding Class A, B and C common stock
Basic	425,983		429,292		426,575		432,245
Diluted	425,983		429,292		426,575		432,245

UNDER ARMOUR, INC.
(Unaudited; in thousands)

NET REVENUES BY SEGMENT

	Three Months Ended March 31,			Year Ended March 31,
	2026	2025	% Change	2026	2025	% Change
North America	$640,873	$689,399	(7.0)%	$2,859,420	$3,105,624	(7.9)%
EMEA	298,473	278,618	7.1%	1,180,510	1,086,578	8.6%
Asia-Pacific	185,688	164,828	12.7%	719,134	755,437	(4.8)%
Latin America	55,199	45,087	22.4%	234,191	215,427	8.7%
Corporate Other (1)	(9,072)	2,651	NM	(26,885)	1,244	NM
Total net revenues	$1,171,161	$1,180,583	(0.8)%	$4,966,370	$5,164,310	(3.8)%

NET REVENUES BY DISTRIBUTION CHANNEL

	Three Months Ended March 31,			Year Ended March 31,
	2026	2025	% Change	2026	2025	% Change
Wholesale	$747,722	$767,603	(2.6)%	$2,831,787	$2,978,869	(4.9)%
Direct-to-consumer	405,659	386,110	5.1%	2,054,115	2,089,607	(1.7)%
Net Sales	1,153,381	1,153,713	—%	4,885,902	5,068,476	(3.6)%
License revenues	26,852	24,219	10.9%	107,353	94,590	13.5%
Corporate Other (1)	(9,072)	2,651	NM	(26,885)	1,244	NM
Total net revenues	$1,171,161	$1,180,583	(0.8)%	$4,966,370	$5,164,310	(3.8)%

NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended March 31,			Year Ended March 31,
	2026	2025	% Change	2026	2025	% Change
Apparel	$777,963	$780,366	(0.3)%	$3,395,053	$3,451,414	(1.6)%
Footwear	281,767	281,845	—%	1,076,383	1,206,202	(10.8)%
Accessories	93,651	91,502	2.3%	414,466	410,860	0.9%
Net Sales	1,153,381	1,153,713	—%	4,885,902	5,068,476	(3.6)%
Licensing revenues	26,852	24,219	10.9%	107,353	94,590	13.5%
Corporate Other (1)	(9,072)	2,651	NM	(26,885)	1,244	NM
Total net revenues	$1,171,161	$1,180,583	(0.8)%	$4,966,370	$5,164,310	(3.8)%
(1) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. The percentage change for Corporate Other is not presented as it is not a meaningful metric (NM).

UNDER ARMOUR, INC.
(Unaudited; in thousands)

INCOME (LOSS) FROM OPERATIONS BY SEGMENT

	Three Months Ended March 31,				Year Ended March 31,
	2026	% of Net Revenues(1)	2025	% of Net Revenues(1)	2026	% of Net Revenues(1)	2025	% of Net Revenues(1)
North America	$77,208	12.0%	$100,302	14.5%	$442,503	15.5%	$629,518	20.3%
EMEA	49,857	16.7%	33,021	11.9%	191,487	16.2%	147,182	13.5%
Asia-Pacific	20,734	11.2%	15,029	9.1%	84,466	11.7%	73,187	9.7%
Latin America	10,695	19.4%	6,004	13.3%	29,901	12.8%	47,532	22.1%
Corporate Other (2)	(192,195)	NM	(226,433)	NM	(911,469)	NM	(1,082,635)	NM
Income (loss) from operations	$(33,701)	(2.9)%	$(72,077)	(6.1)%	$(163,112)	(3.3)%	$(185,216)	(3.6)%

(1) The percentage of operating income (loss) is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).
(2) Corporate Other primarily includes net revenues from foreign currency hedge gains and losses generated by entities within the company’s operating segments but managed through its central foreign exchange risk management program. Corporate Other also includes expenses related to the company's central supporting functions.

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	March 31, 2026	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$309,168	$501,361
Accounts receivable, net	681,861	675,822
Inventories	914,751	945,836
Restricted investments	605,396	—
Prepaid expenses and other current assets, net	207,507	206,078
Total current assets	2,718,683	2,329,097
Property and equipment, net	598,953	645,147
Operating lease right-of-use assets	429,622	384,341
Goodwill	492,768	487,632
Intangible assets, net	4,471	5,224
Deferred income taxes	52,282	286,160
Other long-term assets	118,915	163,270
Total assets	$4,415,694	$4,300,871
Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$599,835	$—
Accounts payable	420,077	429,944
Accrued expenses	331,391	348,747
Customer refund liabilities	126,097	146,021
Operating lease liabilities	153,050	130,050
Other current liabilities	46,336	54,381
Total current liabilities	1,676,786	1,109,143
Long-term debt, net of current maturities	590,609	595,125
Operating lease liabilities, non-current	596,139	574,277
Other long-term liabilities	137,800	132,048
Total liabilities	3,001,334	2,410,593
Total stockholders’ equity	1,414,360	1,890,278
Total liabilities and stockholders’ equity	$4,415,694	$4,300,871

UNDER ARMOUR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Year Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$(495,643)	$(201,267)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	109,623	135,804
Unrealized foreign currency exchange rate (gain) loss	8,485	(14,636)
Loss on disposal of property and equipment	4,508	6,373
Non-cash restructuring and impairment charges	105,293	53,765
Amortization of bond premium and debt issuance costs	2,854	2,319
Stock-based compensation	45,625	52,974
Deferred income taxes	243,364	(61,794)
Changes in reserves and allowances	(13,289)	4,409
Changes in operating assets and liabilities:
Accounts receivable	(1,076)	79,981
Inventories	39,309	10,941
Prepaid expenses and other assets	(31,818)	13,116
Other non-current assets	(90,002)	(41,777)
Accounts payable	5,928	(58,465)
Accrued expenses and other liabilities	10,463	(62,675)
Customer refund liabilities	(19,773)	6,805
Income taxes payable and receivable	1,061	14,808
Net cash provided by (used in) operating activities	(75,088)	(59,319)
Cash flows from investing activities
Purchases of property and equipment	(87,075)	(168,684)
Purchase of restricted investment	(601,235)	—
Sale of MyFitnessPal platform	—	50,000
Sale of MapMyFitness platform	—	8,000
Purchase of UNLESS COLLECTIVE, Inc, net of cash acquired	(500)	(8,120)
Purchase of equity method investment in ISC Sport	—	(7,546)
Net cash provided by (used in) investing activities	(688,810)	(126,350)
Cash flows from financing activities
Common stock repurchased	(25,000)	(90,000)
Proceeds from long-term debt and revolving credit facility	890,000	—
Repayment of long-term debt and revolving credit facility	(290,000)	(80,919)
Employee taxes paid for shares withheld for income taxes	(8,284)	(9,686)
Excise tax paid on repurchases of common stock	(743)	(628)
Proceeds from exercise of stock options and other stock issuances	2,190	2,494
Payments of debt financing costs	(7,535)	(2,067)
Net cash provided by (used in) financing activities	560,628	(180,806)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	280	4,609
Net increase (decrease) in cash, cash equivalents and restricted cash	(202,990)	(361,866)
Cash, cash equivalents and restricted cash - Beginning of period	515,051	876,917
Cash, cash equivalents and restricted cash - End of period	$312,061	$515,051

UNDER ARMOUR, INC.
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to constant currency net revenue, a non-GAAP measure. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

CONSTANT CURRENCY NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended March 31, 2026	Year Ended March 31, 2026
Total Net Revenue
Net revenue growth (decline) - GAAP	(0.8)%	(3.8)%
Foreign exchange impact	(3.4)%	(1.4)%
Constant currency net revenue growth (decline) - Non-GAAP	(4.2)%	(5.2)%

North America
Net revenue growth (decline) - GAAP	(7.0)%	(7.9)%
Foreign exchange impact	(0.5)%	—%
Constant currency net revenue growth (decline) - Non-GAAP	(7.5)%	(7.9)%

EMEA
Net revenue growth (decline) - GAAP	7.1%	8.6%
Foreign exchange impact	(8.4)%	(5.3)%
Constant currency net revenue growth (decline) - Non-GAAP	(1.3)%	3.3%

Asia-Pacific
Net revenue growth (decline) - GAAP	12.7%	(4.8)%
Foreign exchange impact	(4.5)%	(1.2)%
Constant currency net revenue growth (decline) - Non-GAAP	8.2%	(6.0)%

Latin America
Net revenue growth (decline) - GAAP	22.4%	8.7%
Foreign exchange impact	(14.3)%	(2.7)%
Constant currency net revenue growth (decline) - Non-GAAP	8.1%	6.0%

Total International
Net revenue growth (decline) - GAAP	10.4%	3.7%
Foreign exchange impact	(7.7)%	(3.5)%
Constant currency net revenue growth (decline) - Non-GAAP	2.7%	0.2%

UNDER ARMOUR, INC.
(Unaudited; in thousands)

The tables below present the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED GROSS MARGIN RECONCILIATION

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
GAAP gross margin	42.0%	46.7%	45.5%	47.9%
Add: Impact of restructuring charges	1.1%	—%	0.2%	—%
Adjusted gross margin	43.1%	46.7%	45.7%	47.9%

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES RECONCILIATION

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
GAAP selling, general and administrative expenses	$517,734	$607,133	$2,294,251	$2,601,991
Add: Impact of litigation reserve	—	(4,750)	(98,500)	(265,796)
Add: Impact of restructuring-related transformational expenses	(15,177)	(15,993)	(30,595)	(31,193)
Add: Impact of other impairment charges	—	—	—	(28,360)
Adjusted selling, general and administrative expenses	$502,557	$586,390	$2,165,156	$2,276,642

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
GAAP income (loss) from operations	$(33,701)	$(72,077)	$(163,112)	$(185,216)
Add: Impact of litigation reserve	—	4,750	98,500	265,796
Add: Impact of restructuring charges(1)	21,198	15,726	140,912	57,969
Add: Impact of restructuring-related transformational expenses	15,177	15,993	30,595	31,193
Add: Impact of other impairment charges	—	—	—	28,360
Adjusted income (loss) from operations	$2,674	$(35,608)	$106,895	$198,102

(1) Includes $13.2 million recorded within cost of goods sold for both the three months and year ended March 31, 2026 and $8.0 million and $127.7 million recorded within restructuring charges for the three months and year ended March 31, 2026, respectively.

UNDER ARMOUR, INC.
(Unaudited; in thousands, except per share amounts)

The table below presents the reconciliation of the company's condensed consolidated statement of operations in accordance with GAAP to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
GAAP net income (loss)	$(43,390)	$(67,457)	$(495,643)	$(201,267)
Add: Impact of litigation reserve	—	4,750	98,500	265,796
Add: Impact of restructuring charges	21,198	15,726	140,912	57,969
Add: Impact of restructuring-related transformational expenses	15,177	15,993	30,595	31,193
Add: Impact of other impairment charges	—	—	—	28,360
Add: Impact of provision for income taxes	(4,157)	(3,711)	275,200	(46,983)
Adjusted net income (loss)	$(11,172)	$(34,699)	$49,564	$135,068

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
GAAP diluted net income (loss) per share	$(0.10)	$(0.16)	$(1.16)	$(0.47)
Add: Impact of litigation reserve	—	0.01	0.23	0.61
Add: Impact of restructuring charges	0.05	0.04	0.33	0.13
Add: Impact of restructuring-related transformational expenses	0.04	0.04	0.07	0.07
Add: Impact of other impairment charges	—	—	—	0.07
Add: Impact of provision for income taxes	(0.02)	(0.01)	0.65	(0.10)
Adjusted diluted net income (loss) per share	$(0.03)	$(0.08)	$0.12	$0.31

UNDER ARMOUR, INC.
OUTLOOK FOR THE THREE MONTHS ENDING JUNE 30, 2026 AND
YEAR ENDING MARCH 31, 2027
(Unaudited; in millions, except per share amounts)

The tables below reconcile the company's outlook for the first quarter and full year fiscal 2027, in accordance with GAAP, to specific adjusted non-GAAP financial measures discussed in this press release. For further information regarding the company's use of non-GAAP financial measures, see "Non-GAAP Financial Information" above.

ADJUSTED OPERATING INCOME (LOSS) RECONCILIATION

	Three Months Ending June 30, 2026		Year Ending March 31, 2027
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP income (loss) from operations	$19	$29	$96	$116
Add: Impact of charges under the Fiscal 2025 Restructuring Plan	11	11	44	44
Adjusted income (loss) from operations	$30	$40	$140	$160

ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE RECONCILIATION

	Three Months Ending June 30, 2026		Year Ending March 31, 2027
	Low end of estimate	High end of estimate	Low end of estimate	High end of estimate
GAAP diluted net income (loss) per share	$(0.02)	$0.00	$(0.04)	$0.00
Add: Impact of charges under the Fiscal 2025 Restructuring Plan	0.03	0.03	0.10	0.10
Add: Impact of provision for income taxes	(0.01)	(0.01)	0.02	0.02
Adjusted diluted net income (loss) per share	$0.00	$0.02	$0.08	$0.12

UNDER ARMOUR, INC.
COMPANY-OWNED & OPERATED DOOR COUNT

	March 31, 2026	March 31, 2025
Factory House	184	180
Brand House	14	15
North America total doors	198	195

Factory House	188	178
Brand House	57	68
International total doors	245	246

Factory House	372	358
Brand House	71	83
Total doors	443	441